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                                                                  Exhibit 10.126


                            PURCHASE AND SALE AGREEMENT

                             dated as of March 2, 2001

                                  by and between

                       BROWN & SHARPE MANUFACTURING COMPANY

                                     as Seller

                                        and

                           PRECISION PARK PARTNERS, LLC

                                     as Buyer

           with respect to approximately 169 acres of real property and improvements located on Frenchtown Road in North Kingstown, Rhode Island
          (with a portion thereof located in East Greenwich, Rhode Island
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                          PURCHASE AND SALE AGREEMENT

   THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of this 2nd day of March, 2001 (the "Effective Date"), by and between BROWN & SHARPE MANUFACTURING COMPANY, a Delaware corporation having an address at 200 Frenchtown Road, North Kingstown, Rhode Island 02852 ("Seller"), and PRECISION PARK PARTNERS, LLC, a Rhode Island limited liability company having an address at 333 Strawberry Field Road, Warwick, Rhode Island 02806 ("Buyer").

                                   ARTICLE I

                                   PROPERTY

   Section 1.01. Property. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions set forth herein, those certain lots or parcels of land (the "Land"), with the buildings, fixtures and improvements thereon (the "Improvements"), located at 200 Frenchtown Road, North Kingstown, Rhode Island, consisting of approximately 169 acres (with a portion thereof located in East Greenwich, Rhode Island), and more particularly described on Exhibit A attached hereto and made a part hereof.

   TOGETHER ALSO with all right, title and interest of Seller, if any, in and to (i) the land in the bed of any public street, road or avenue, open or proposed, in front of or adjoining the Land, to the center line thereof,
(ii) any rights of way, easements, appurtenances, alleys, gores and strips of land adjoining or appurtenant to the Land and used in conjunction therewith,
(iii) any water rights, riparian rights and powers, hereditaments and appurtenances with respect thereto, all right, title and interest of Seller in and to any side or spur railroad tracks and all rights of way appurtenant thereto, (iv) any award made or to be made in lieu of any of the foregoing and any unpaid award for damage to the Land or the Improvements by reason of change of grade of any street, road or avenue; (v) any award made or to be made with respect to the Route 4 Condemnation (as hereinafter defined); (vi) the Existing Leases (hereinafter defined) and the Hexagon Lease (as hereinafter defined); (vii) all rents and profits from the Existing Leases and the Hexagon Lease applicable to any period from and after the Closing Date (hereinafter defined), and any security or tenant deposit made by any tenant to Seller whether or not refundable, together with interest required by law or by the applicable Existing Lease to be paid thereon, and any other documents, records or rights owned by Seller affecting or relating to the Land, the Existing Leases or the Improvements; and (viii) all fixtures and/or personal property listed on Exhibit B attached hereto and made a part hereof (the "Personal Property").

   All of the foregoing items purchased under this Agreement are collectively referred to as the "Property".

                                  ARTICLE II

                                PURCHASE PRICE

   Section 2.01. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be Fifteen Million Five Hundred Thousand and 00/100 Dollars ($15,500,000.00). The Purchase Price will be paid by Buyer to Seller at the Closing (as hereinafter defined) and recording of the Deed (as hereinafter defined) in cash or by wire transfer of immediately available funds.

   Section 2.02. Use of Purchase Price. To enable Seller to make conveyance as provided in this Agreement, Seller shall use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, other than the Permitted Encumbrances (as hereinafter defined), provided that all instruments so procured are recorded simultaneously with the delivery of the Deed or that provision for prompt recording thereof satisfactory to the Buyer's attorneys are made on the date of Closing.

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   Section 2.03. Deposits. The Buyer shall make deposits against the Purchase
Price in the following manner:

     (a) Contemporaneously with the execution of this Agreement, Buyer shall deliver to CB Richard Ellis--N.E. Partners, L.P. (the "Escrow Agent") the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) as earnest money hereunder (the "Initial Deposit");

     (b) On or before the expiration of the Review Period (as defined in Section 3.01) the Buyer shall deliver to the Escrow Agent the sum of Six Hundred Fifty Thousand and 00/100 Dollars ($650,000.00) (the "Additional Deposit");

   As used herein, the term "Deposit" shall mean both the Initial Deposit and the Additional Deposit, together with all interest earned thereon.

   Any deposit amount required hereunder, may, at the option of Buyer, be in the form of cash or check. The Escrow Agent shall place the Deposit in an interest-bearing account at a bank designated by Buyer, with all interest being paid to Buyer. At the Closing, the Deposit will be applied toward the Purchase Price, but otherwise the Deposit will be held by the Escrow Agent, returned to Buyer, or delivered to Seller, in accordance with the terms of this Agreement.

                                  ARTICLE III

                                 REVIEW PERIOD

   Section 3.01. Review Period. Buyer has from the date of this Agreement until 5:00 p.m., on May 2, 2001, which date is agreed to be sixty (60) days from the date hereof (the "Review Period") to: (a) review and approve, at Buyer's expense, such items (including the Existing Leases) and to conduct such inspections, interviews, tests and audits as Buyer, in its sole discretion, deems appropriate, including, without limitation, environmental (including so-called phase I and II testing), engineering and zoning inspections and investigations and review of those matters disclosed by survey and any matters related to title to the Property; and (b) obtain financing for the purchase of the Property.

   Section 3.02. Inspection. Buyer shall have the right, at all reasonable times during the Review Period and until Closing to conduct on-site inspections of the Property and physical inspections and tests of the Property (including, without limitation, the right to enter and inspect all portions of the Property), provided, however, that any invasive inspection or testing shall require the prior consent of the Seller, which consent shall not be unreasonably withheld, and shall be scheduled only upon prior notice to Seller. Upon the completion of any inspection or test conducted pursuant to the provisions hereof, the Buyer agrees, at its sole cost and expense, to return the Property to the condition as existed prior to the commencement of such inspection or test. Seller hereby agrees to fully cooperate with Buyer in providing access to any and all information with respect to the Property requested by Buyer, including the execution of any consents or applications for information from government or quasi-governmental agencies. Buyer shall indemnify Seller from any physical damage to the Property and personal injury resulting from Buyer's entry on the Property during the Review Period.

   Section 3.03. Buyer's Notice. If for any or no reason Buyer, in its sole and absolute discretion, is not satisfied with the results of such inspections, interviews, tests or any other fact or situation with respect to the Property, then in such event Buyer shall have the right to terminate this Agreement by giving Seller and the Escrow Agent written notice thereof (the "Buyer's Notice") on or before the expiration of the Review Period, and this Agreement shall be immediately terminated upon Buyer's delivery of the Buyer's Notice to Seller. The Seller shall be under no obligation in any event to extend the Review Period. The Buyer's Notice need not set forth the reason for such termination. Buyer's failure to deliver the Buyer's Notice on or before the expiration of the Review Period shall be deemed a waiver of Buyer's right to terminate this Agreement under this Section 3.03 and the terms of this Agreement shall continue to bind the parties.

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   Section 3.04. Termination. If Buyer elects to terminate this Agreement by
(i) delivering the Buyer's Notice in accordance with and subject to the terms of this Article III, or (ii) failing to pay the Additional Deposit as provided in Section 2.03 of this Agreement, the parties hereto shall thereupon be relieved of all liabilities and obligations hereunder and the Initial Deposit shall be paid to Seller by Escrow Agent in consideration of the agreements of Seller contained herein. Buyer expressly acknowledges and agrees that, if Seller requests Escrow Agent to pay to Seller the Initial Deposit as a result of Buyer's election to terminate this Agreement under the provisions of this
Article III, then the Escrow Agent shall have no obligation to independently determine whether Seller has the right to receive the Initial Deposit, and the Escrow Agent may rely solely upon the written instructions set forth in any written notice delivered by Seller from and after such election, without the joinder, approval or consent of Buyer. If Buyer elects to terminate this Agreement in accordance with and subject to the terms of this Article III, Buyer shall furnish Seller, upon such termination and without charge, a copy of each study, report and any other document prepared by Buyer in connection with Buyer's due diligence for the Property.

                                  ARTICLE IV

                           GOOD AND MARKETABLE TITLE

   Section 4.01. Conveyance. At the Closing, Seller will convey good and marketable record fee simple and insurable (at Buyer's expense) title to the Property to Buyer by a warranty deed (the "Deed") and good and marketable title to the Personal Property by a bill of sale (the "Bill of Sale"), free and clear of any and all deeds of trust, mortgages or other liens or indebtedness, encumbrances, conditions, easements, rights-of-way, assessments and restrictions, except for the following (collectively, the "Permitted Exceptions"):

     (a) General real estate taxes for the year in which the Closing occurs and subsequent years not yet due and payable.

     (b) All easements, restrictions, rights-of-way, encroachments, covenants, reservations, agreements, leases, tenancies, licenses, conditions and other matters of record as of the date hereof, affecting all or any portion of the Property to the extent not disapproved by Buyer during the Review Period; Seller shall have no obligation to remove any such matters of record, provided, however, nothing contained herein shall deprive Buyer of its right to terminate this Agreement pursuant to the terms of Section 3.03 hereof.

     (c) The terms and provisions of the Hexagon Lease and of those leases listed on Exhibit C attached hereto and made a part hereof (the "Existing Leases").

   Section 4.02. Extension to Cure. If Seller shall be unable to give title or to make conveyance, or to deliver possession of the Property, all as herein stipulated, or if on the date of Closing the Property does not conform with the provisions hereof, then Seller shall use good faith and reasonable efforts to remove any defects in title, or to deliver possession as provided herein, or to make the Property conform to the provisions hereof, as the case may be, and the Closing shall automatically be extended for a period of sixty (60) days (the "Extended Time"). If at the expiration of the Extended Time Seller shall have failed so to remove any defects in title, deliver possession, or make the Property conform, as the case may be, all as herein agreed, after using good faith and reasonable efforts to do so, then, at Buyer's option, the Deposit shall be forthwith refunded by Escrow Agent to Buyer and all other obligations of all parties hereto shall cease and this Agreement shall be void without recourse to the parties hereto.

   Buyer shall have the election, at either the original date of Closing or the Extended Time, to accept such title as Seller can deliver to the Property in its then condition and to pay therefore the Purchase Price without deduction, in which case Seller shall convey such title.

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                                   ARTICLE V

                                    CLOSING

   Section 5.01. Closing. The purchase and sale of the Property will be held at Edwards & Angell, LLP, 2800 Financial Plaza, Providence, Rhode Island or such other place as may be agreed upon by Seller and Buyer, and will occur, subject to satisfaction of all conditions precedent set forth in Section 9.01 of this Agreement at 10:00 a.m. local time on June 5, 2001 (the "Closing"). If the day on which the Closing is scheduled to occur is a Sunday or holiday then the Closing shall take place on the first business day thereafter.

   Section 5.02. Seller's Obligations. At the Closing, Seller shall execute and deliver to Buyer, and/or cause the execution and delivery by all parties other than Buyer of, the following:

     (a) The Deed (with payment by Seller of the required state and/or local documentary stamps and any other applicable tax transfers, if any, to be affixed thereto).

     (b) An assignment of leases, in the form attached hereto as Exhibit D, pursuant to which all of Seller's right, title and interest in and to the Existing Leases and the Hexagon Lease shall be assigned to Buyer and Buyer shall assume, from and after the Closing, all of Seller's rights and obligations under the Existing Leases and the Hexagon Lease (the "Assignment of Leases").

     (c) The Bill of Sale.

     (d) A FIRPTA affidavit in a form acceptable to Buyer and the title insurance company selected by Buyer (the "Title Company").

     (e) A Rhode Island Residency Affidavit, in a form acceptable to Buyer and the Title Company, sufficient to comply with the provisions of R.I.G.L.
  (S) 44-30-71.3 in order that there shall be no lien on the Property.

     (f) Evidence of Seller's good standing in each of Delaware and Rhode Island issued by the Secretary of State of each of Delaware and Rhode Island.

     (g) A good standing certificate from the Rhode Island Division of Taxation and, if the transaction is a sale of all or substantially all of the assets of Seller, a discharge of lien from the Division of Taxation.

     (h) Original counterparts (to the extent available) or copies of the Existing Leases and the Hexagon Lease (and lease files) and of all operating agreements, reciprocal easement agreements, options, warranties, guarantees, permits and other agreements related to the Property, including all modifications, supplements or amendments to each of the foregoing.

     (i) Copies of any permits, licenses and approvals relating to operation of the sewage treatment plant facility located at the Property and an assignment thereof to Buyer.

     (j) An assignment of any and all permits, licenses, approvals and warranties relating to the Property, to the extent assignable.

     (k) To the extent necessary to permit the Title Company to remove any exception in the owner's policy for mechanics' and materialmens' liens and general rights of parties in possession, an affidavit executed by Seller as to the absence of debts and liens and a listing of all parties in possession executed by Seller, made to Buyer and the Title Company and in a form acceptable to the Title Company, along with any other items reasonably required by the Title Company.

     (l) Evidence acceptable to the Title Company of Seller's authority to consummate the transactions contemplated by this Agreement.

     (m) Seller's certification that all representations and warranties made by Seller under this Agreement are true, complete and correct in all material respects as of the Closing.

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     (n) A settlement statement with respect to the purchase and sale of the
  Property (the "Settlement Statement").

     (o) To the extent the same are in Seller's possession, all original certificates of occupancy and licenses, permits, authorizations and approvals issued by the appropriate authorities with respect to the Property.

     (p) Any surveys and architect's plans, specifications and reports pertaining to the Property in Seller's possession and any licenses, permits, authorizations and approvals pertaining to the operation thereof.

     (q) Notice to each tenant advising such tenant of the sale of the Property and instructing such tenant to send all rent to such address as Buyer requests.

     (r) The information necessary to complete form 1099B and such other forms and information required by the Internal Revenue Code and regulations thereunder with respect to the transaction.

     (s) All other instruments and documents to which Buyer may be entitled under any provision of this Agreement.

     (t) Signed tenant estoppel certificates and subordination, non-disturbance and attornment agreements (on forms acceptable to Buyer and Seller) from each of the tenants under the Existing Leases and the Hexagon Lease.

     (u) An assignment of any surviving Service Contracts (as hereinafter defined), in the form attached hereto as Exhibit E.

   Section 5.03. Buyer's Obligations. At the Closing, Buyer shall pay the Purchase Price to Seller in cash or by wire transfer of immediately available funds, and shall execute and deliver to Seller the following:

     (a) The Assignment of Leases.

     (b) Buyer's certification that all representations and warranties made by Buyer under this Agreement are true, complete and correct in all material respects as of the Closing.

     (c) Appropriate evidence of Buyer's authority to consummate the transactions contemplated by this Agreement.

     (d) The Settlement Statement.

   Section 5.04. Possession. At the Closing, full possession of the Property, subject only to the rights of the tenants under the Existing Leases and the Hexagon Lease, shall be delivered by Seller to Buyer in the same condition as it now is, reasonable wear and tear excepted. Buyer acknowledges that it is purchasing the Property "AS IS".

                                  ARTICLE VI

                              CLOSING ADJUSTMENTS

   Section 6.01. Adjustments and Prorations.

   (a) Real and (if a lien on the Property) personal property taxes, fire district (if any) taxes, water and sewer bills and any other costs or expenses allocable to the parties hereto shall be prorated as of the Closing on the basis of a 365-day year, except that if any amount to be prorated covers a period of less than a year, the proration as to such amount shall be made as of the Closing on the basis of the period so covered. Seller shall, at the Closing, pay a pro rata share of all items so prorated to and including the day of the Closing, and Buyer shall pay or assume the balance thereof. Seller shall pay all utility charges on the Property for the period up to Closing. The net amount of any adjustments shall be added to or subtracted from the Purchase Price, as applicable. Any unpaid betterment or improvement assessments (the "Assessments") constituting a lien against the Premises shall be paid in the following manner: (i) Seller shall pay for all Assessments due and payable prior to the calendar year 2001; (ii) Assessments due and payable during the calendar year 2001 shall be prorated as of the Closing Date; and
(iii) Buyer shall pay for all Assessments due and payable in the calendar years 2002 and beyond.

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   (b) Rents under the Existing Leases and the Hexagon Lease shall be prorated as of the Closing based on the applicable period relating to such rents, except that no proration shall be made for rents delinquent as of the Closing (hereinafter called the "Delinquent Rents"). Delinquent Rents shall be any rents that are more than thirty (30) days past due. The balance remaining from any security deposits or prepaid rents which are held by Seller after deductions previously made by Seller in accordance with the Existing Leases and the Hexagon Lease shall be transferred to Buyer, provided, however, that from and after the date hereof Seller will make no further deductions from any security deposit without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Buyer shall assume all liability and obligations relating to such security deposits and prepaid rents and shall indemnify and hold Seller harmless from all claims, liabilities and obligations relating thereto. Delinquent Rents, if any, shall be similarly prorated as of the Closing, and Seller's share thereof shall be remitted to Seller promptly when, as and if received by Buyer; provided, however, nothing herein contained shall operate to require Buyer to institute any lawsuit or other collection procedures to collect any Delinquent Rents. Amounts collected by Buyer from tenants owing Delinquent Rents shall be applied first to rent for the month in which the Closing occurs, then current rents owed by such tenant and finally to Delinquent Rents owed by such tenant in the inverse order in which the Delinquent Rents arose.

   Section 6.02. Transaction Costs. Each party will pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (a) all costs and expenses stated herein to be borne by a party, and (b) each party's respective legal fees and expenses. Buyer, in addition to its other expenses, shall pay at the Closing
(i) all recording charges incident to the recording of the Deed, and (ii) all premiums for Buyer's title insurance policy. Seller, in addition to its other expenses, shall pay at the Closing the cost of any documentary stamps or other sales or transfer taxes applicable to the sale.

   Section 6.03. Brokerage Commissions. Seller and Buyer acknowledge and agree that neither has dealt with any real estate broker, agent or salesman, except CB Richard Ellis--N.E. Partners, L.P. ("Ellis"). Seller and Buyer acknowledge and agree that Seller shall be solely responsible for payment of any broker's fee or commission due Ellis, and Seller shall indemnify, protect, defend and hold harmless Buyer from any and all claims for any such fees or commissions due Ellis. Seller and Buyer further acknowledge and agree that any other fees or real estate commissions occasioned by the execution and/or consummation of this Agreement shall be the sole responsibility of the party contracting therefor, and such party agrees to indemnify, protect, defend and hold harmless the other party from any and all claims for such other fees or real estate commissions.

   Sections 6.04. Survival. The terms of this Article VI shall survive the termination of this Agreement on the Closing and delivery of the Deed.

                                  ARTICLE VII

                             DEFAULT AND REMEDIES

   Section 7.01. Buyer's Default. If Buyer fails to close for any reason, except (i) Seller's default or (ii) the permitted termination of this Agreement by Buyer or Seller as herein expressly provided, Seller shall be entitled to terminate this Agreement and to instruct the Escrow Agent to deliver the Deposit to Seller as liquidated damages, which right shall be Seller's sole remedy hereunder.

   Section 7.02. Seller's Default. If Seller is in default under the terms of this Agreement, or if Seller fails to close for any reason, except (i) Buyer's default or (ii) the permitted termination of this Agreement by either Seller or Buyer as herein expressly provided, Buyer shall be entitled to terminate this Agreement upon written notice to Seller and to request the Escrow Agent to return the Deposit to Buyer. In addition to, but not in lieu of, the return of the Deposit, Buyer shall be entitled to exercise any and all available remedies at law, in equity or otherwise, including specific performance of this Agreement.

   Section 7.03. Legal Fees. In the event of any litigation between the parties with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover its reasonable legal fees from the other party.

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                                 ARTICLE VIII

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 8.01. Seller's Representations. Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing, as follows:

     (a) Attached hereto as Exhibit C is a schedule of all Existing Leases. Seller covenants that it has previously and/or contemporaneously herewith delivered to Buyer true copies of all Existing Leases, and all amendments and agreements relating thereto. Seller covenants that prior to the Closing it will not enter into any new lease, or amend, modify, extend, assign or terminate any Existing Lease or the Hexagon Lease, or consent to any assignment or subletting under any Existing Lease or the Hexagon Lease, without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed. Except for the Existing Leases there are no other leases or occupancy agreements with respect to the Property. The Existing Leases are in full force and effect and there are no material defaults by either landlord or tenant thereunder;

     (b) The rent roll which is attached as Exhibit F hereto (the "Rent Roll") accurately and completely identifies, as of the date of this Agreement, all Existing Leases and the Hexagon Lease, including the terms thereof and any security deposits and prepaid rent held by Seller. All information set forth in the Rent Roll is true and accurate. The Rent Roll shall be mutually satisfactory to the parties and shall list, inter alia, the base rent, additional rent, options to extend, option rent and any rights of first refusal to lease or purchase.

     (c) Except as set forth on the Rent Roll, all rents which are payable by tenants under their respective Existing Leases are presently current.

     (d) Except as set forth on the Rent Roll, no tenant has paid rent for more than one (1) month in advance.

     (e) Seller shall, from and after the date of this Agreement to the Closing Date, perform and discharge its duties and obligations and otherwise comply with every material covenant and agreement of the landlord under the Existing Leases.

     (f) To the best knowledge of Seller, water, gas and electric lines to service the Property are located on or adjacent to the Property directly from a public street; there are no unpaid assessments or charges for the installation of any such utilities or for making connection thereto that have not been fully paid and Seller has no knowledge of any contemplated assessments or charges.

     (g) Each service or similar contract (excluding any applicable Permitted Encumbrances) relating to the ownership, operation or use of the Property, is accurately described on Exhibit G which is attached hereto (collectively, the "Service Contracts"). To the best of Seller's knowledge,
  (i) all of the Service Contracts are in full force and effect, and (ii) neither Seller nor the vendor under each Service Contract is in default of its obligations thereunder.

     (h) Seller has received no written notice alleging that the Property is in violation of any applicable building, environmental or zoning laws, rules, codes or regulations.

     (i) (i) Seller is not a party to any litigation, arbitration or administrative proceeding (1) with any past or present tenant of the Property, (2) with any person or entity having or claiming any interest in or lien on the Property, or (3) which affects or questions Seller's title to the Property or Seller's ability to perform its obligations under this Agreement.

         (ii) Seller knows of no presently pending litigation, arbitration or administrative proceeding and no litigation, arbitration or administrative proceeding has been threatened against Seller or the property, in either case, affecting or questioning Seller's title to, or use of, the Property or any part thereof.

     (j) Seller has received no written or other notice of any condemnation proceeding nor declaration of taking or other similar instrument filed against the Property, but has knowledge that the State of Rhode Island intends to take a portion of the Land for purposes of constructing a connector to Rhode Island State Route 4 (the "Route 4 Condemnation").

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     (k) To the best of Seller's knowledge, (i) there are no underground storage tanks on the Property, and (ii) any underground storage tanks previously existing on the Property were removed therefrom in accordance with applicable law and Seller has obtained closure certificates evidencing such removal.

     (l) Seller has not used or knowingly permitted the Property to be used, and to the best of Seller's knowledge, the Property has not been used for, storage, transfer, transportation or disposal of dangerous, toxic or hazardous materials, chemicals, wastes or similar substances or for the discharge of the same into the environment other than in the normal course of the businesses of Seller and Seller's tenants and in accordance with applicable law. Contemporaneously with the execution of this Agreement, Seller shall deliver to Buyer (to the extent in Seller's possession or control) copies of all environmental site assessments, site inspections, agreements and any other environmental due diligence relating to the Property.

     (m) The Seller is a corporation (i) duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) qualified to conduct business in the State of Rhode Island, and (iii) with full power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder and to sell the Property.

     (n) This Agreement and its execution by Seller have been duly authorized and are a valid and binding obligations of Seller; and the transfer of the Property, and the consummation of the transactions contemplated hereby, will not result in any violation or breach of any indenture or agreement to which Seller is a party or by which Seller or the Property is affected or bound.

   The representations and warranties in this Section 8.01 are made by Seller in order to facilitate Buyer's due diligence process and shall not survive the Closing and delivery of the Deed. Notwithstanding the foregoing limitation, the terms of Section 8.01(a)-(e) shall survive the Closing and delivery of the Deed for a period of six (6) months.

   Section 8.02. Buyer's Representations.

     (a) Buyer hereby represents and warrants to Seller, as of the date hereof and as of the Closing, that Buyer has the legal capacity and complete authority to enter into and perform this Agreement, and no consent, approval or other action by any person or entity will be needed thereafter to authorize Buyer's execution and performance of this Agreement.

     (b) Buyer is a limited liability company duly organized and validly existing under the laws of the State of Rhode Island.

   Section 8.03. Operating Covenants. From the date hereof until the date of Closing, the Seller shall not take any of the following actions with respect to the Property:

     (a) make or permit any structural modifications of or additions to the Property without the Buyer's consent, which consent shall not be unreasonably withheld;

     (b) mortgage or otherwise further encumber or to permit liens (whether inchoate or not) upon the Property;

     (c) enter into any agreements relating to the operation or maintenance of the Property the term of which agreements shall extend beyond the date of Closing;

     (d) enter into any lease, license or other agreement with respect to the use or occupancy of the Property or otherwise grant or create any easements, restrictions or other encumbrances on or affecting the Property; or

     (e) amend, alter or modify any of the Existing Leases or the Hexagon
  Lease.

   Section 8.04. Route 4 Condemnation. From and after the date hereof, Seller shall promptly deliver to Buyer copies of any and all notices, correspondence and any other materials received by Seller with respect to the Route 4 Condemnation. Prior to the earlier of termination of this Agreement or Closing, Seller will not enter into any agreement with any governmental entity with respect to the Route 4 Condemnation without the prior written consent of Buyer.

                                  ARTICLE IX

                             CONDITIONS PRECEDENT

   Section 9.01. Mutual Contingency. Seller's obligation to sell the Property and Buyer's obligation to purchase the Property (as set forth in this Agreement) shall be contingent upon Seller entering into a lease, prior to Closing, with Hexagon Holdings, Inc. ("Hexagon") pursuant to which Seller shall lease to Hexagon approximately 333,080 square feet of space in the Improvements (the "Hexagon Lease"). The Hexagon Lease shall be in the form attached hereto as Exhibit H.

   Section 9.02. Discovery. If either Seller or Buyer discovers, prior to or at the Closing, that any representation or warranty of the other party is false, misleading or inaccurate in any material respect, the discovering party may (but shall not be obligated to), at such party's option, terminate this Agreement and the parties hereto shall be relieved of all liabilities and obligations hereunder and (a) if Buyer is the discovering party, Buyer shall be entitled to the immediate return of the Deposit, together with all accrued interest thereon, and to pursue Buyer's remedies under Article VII of this Agreement, and (b) if Seller is the discovering party, Seller shall be entitled to pursue Seller's remedies under Article VII of this Agreement.

                                   ARTICLE X

                                    NOTICES

   Any notice, demand or other communication which may or is required to be given under this Agreement must be in writing and must be: (a) personally delivered with a signed receipt; (b) transmitted by United States postage prepaid mail, registered or certified mail, return receipt requested; (c) transmitted by reputable overnight courier service, such as Federal Express; or (d) transmitted by legible facsimile (with answer back confirmation) to Buyer and Seller as listed below. Notices hereunder shall be directed as follows:

     If to Seller:

       Brown & Sharpe Manufacturing Company
       200 Frenchtown Road
       North Kingstown, Rhode Island 02852
       Attention: James W. Hayes, III, Esq.--Secretary and General Counsel
       Facsimile: (401) 886-2214

     With a copy to (which copy shall not constitute notice):

       Edwards & Angell, LLP
       2800 Financial Plaza
       Providence, Rhode Island 02903
       Attention: Charles F. Rogers, Jr., Esq.
       Facsimile: (401) 276-6611

     If to Buyer:

       Precision Park Partners, LLC
       333 Strawberry Field Road
       Warwick, Rhode Island 02806
       Attn: John G. Laramee
       Facsimile:

     With a copy to (which copy shall not constitute notice):

       Holland & Knight LLP
       One Financial Plaza
       Providence, Rhode Island 02903
       Attention: David J. Tracy, Esq.
       Facsimile: (401) 824-5175

     If to Escrow Agent:

       CB Richard Ellis--N.E. Partners, L.P.
       10 Dorrance Street
       Providence, Rhode Island 02903
       Attention: Charles T. Francis
       Facsimile: (401) 831-3903

Notwithstanding the foregoing, any notices delivered by one party to the other party under Article III shall be deemed given on the date and time of posting if transmitted by United States mail, postage prepaid, registered or certified mail, return receipt requested, to the respective addresses set forth above. Buyer's counsel may deliver any notice under Article III on behalf of Buyer.

                                  ARTICLE XI

                                 RISK OF LOSS

   Section 11.01. Insurance. Until Closing, Seller shall at its sole cost and expense keep the Property insured with standard all-risk coverage as provided in Exhibit I attached hereto.

   Section 11.02. Minor Damage. In the event of "minor" loss or damage being defined for the purpose of this Agreement as damage to the Property such that the Property could be repaired or restored, in the opinion of an architect mutually acceptable to Seller and Buyer (with any fees, costs or expenses pertaining to such opinion to be borne equally by Buyer and Seller), to a condition substantially identical to that of the Property immediately prior to the event of damage at a cost equal to or less than Five Hundred Thousand and 00/100 Dollars ($500,000.00), neither Seller nor Buyer shall have the right to terminate this Agreement due to such damage but Seller shall reduce the Purchase Price by an amount equal to the cost to repair such damage (unless such damage has been repaired prior to Closing) and the Closing shall take place as provided herein, and in such event Seller shall retain all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the Property.

   Section 11.03. Major Damage. In the event of a "major" loss or damage (being defined as any loss or damage which is not "minor" as defined hereinabove), Buyer shall have the option of terminating this Agreement by written notice to Seller, in which event Seller and Buyer shall thereupon be released from any and all liability hereunder and the Deposit, together with all accrued interest thereon, shall be immediately returned to Buyer by the Escrow Agent. If Buyer elects not to terminate this Agreement, Buyer and Seller shall proceed with the Closing, provided Seller shall assign all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the Property, and Buyer shall receive a credit against the Purchase Price in an amount equal to the aggregate amount of any deductible(s) under the insurance policies assigned to Buyer, plus any costs to repair any such major damage not covered by insurance provided, however, that any insurance proceeds remaining after Buyer shall have so repaired or restored the Property shall be retained by Buyer.

   Section 11.04. Condemnation. With the exception of the Route 4 Condemnation, if before the Closing any condemnation or eminent domain proceedings are threatened or initiated against all or any portion of the Property and, in the sole discretion of Buyer, such condemnation or eminent domain proceedings would interfere with the current use of the Property, then Buyer may terminate this Agreement upon written notice to Seller and Seller and Buyer shall thereupon be released from any and all further liability hereunder and the Initial Deposit, together with all accrued interest thereon, shall be immediately returned to Buyer by the Escrow Agent. If Buyer does not elect to terminate this Agreement within ten (10) business days after receipt of written notice of the commencement of any such proceedings, or if, in the opinion of Buyer, such condemnation or eminent domain proceedings would not interfere with the current use of the Property, the Closing shall take place as provided herein and Seller shall assign to Buyer at the Closing all rights and interest of Seller in and to any condemnation awards payable or to become payable on account of such condemnation or eminent domain proceedings. Buyer shall have no right to terminate this Agreement with respect to the Route 4 Condemnation.

                                  ARTICLE XII

                                 MISCELLANEOUS

   Section. 12.01. Raw Land. Pursuant to Section 23-19.5-1 of the Rhode Island General Laws of 1956, as amended, the Buyer acknowledges that the Rhode Island Department of Environmental Management has not certified the Property for development as part of a subdivision or approved the Property as being suitable for on-site disposal of sanitary sewage or other liquid waste.

   Section 12.02. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Without being relieved of any liability under this Agreement, Buyer reserves the right to take title to the Property in a name or nominee or assignee other than Buyer.

   Section 12.03. Amendments and Termination. Except as otherwise provided herein, this Agreement may be amended or modified by, and only by, a written instrument executed by Seller and Buyer.

   Section 12.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island.

   Section 12.05. Merger of Prior Agreements. This Agreement supersedes all prior written or oral agreements and understandings between the parties hereto relating to the subject matter hereof.

   Section 12.06. Time of Essence. Time is of the essence to both Seller and Buyer in the performance of this Agreement, and they have agreed that strict compliance by both of them is required as to any date and/or time set out herein, including, without limitation, the dates and times set forth in
Article III of this Agreement. If the final day of any period of time set out in any provision of this Agreement falls upon a Saturday, Sunday or a legal holiday under the laws of the State of Rhode Island, then and in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

   Section 12.07. Counterparts. This Agreement may be executed in identical counterparts, each of which, when construed together, shall be deemed an original hereof.

                     (The Next Page is the Signature Page)

   IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date and year first above written.

                                          Seller:

                                          Brown & Sharpe Manufacturing
                                           Company,
                                          a Delaware corporation

                                              /s/ Andrew C. Genor
                                          By: _________________________________
                                             Name: Andrew C. Genor
                                             Title: Chief Financial Officer

                                          Buyer:

                                          Precision Park Partners, LLC,
                                          a Rhode Island limited liability
                                           company

                                              /s/ John G. Laramee
                                          By: _________________________________
                                             Name: John G. Laramee
                                             Title: General Partner

                   AMENDMENT TO PURCHASE AND SALE AGREEMENT
                   ----------------------------------------


     This Agreement is made as of the 31st day of May 2001, by and between BNS Co. (f/k/a Brown & Sharpe Manufacturing Company). A Delaware corporation ("Seller") and PRECISION PARK PARTNERS, LLC, a Rhode Island limited liability company ("Buyer").

                                  WITNESSETH:

     WHEREAS, pursuant to Purchase and Sale Agreement dated as of March 2, 2001 by and between Seller and Buyer (the "Agreement"), Seller has agreed to sell and Buyer has agreed to buy certain real estate and improvements located at 200 Frenchtown Road, North Kingstown, Rhode Island and more particularly described in the Agreement; and

     WHEREAS, pursuant to the terms of the Agreement, Buyer was entitled to conduct due diligence with respect to the property for a period of time defined in the Agreement as the "Review Period"; and

     WHEREAS, pursuant to letter agreement between the parties, the Review Period was extended until May 31, 2001; and

     WHEREAS, the parties wish to further extend the Review Period.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Review Period. The Review Period is hereby extended until 5:00 p.m.,
          -------------
local time on September 30, 2001.

     2.   Further Environmental Investigation. The parties acknowledge that
          -----------------------------------
Seller will retain Environmental Science Services, Inc. to conduct subsurface investigation of the environmental condition of the Property. The cost of such investigation will be paid by Seller.

     3.   Ratification. Except as amended hereby, the Agreement remains in full
          ------------
force and effect and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


           [the remainder of this page is left intentionally blank]

     BNS Co., Inc. (f/k/a Brown & Sharpe Manufacturing Company)

     By:  /s/ Andrew C. Genor
          ---------------------------------------------
          Andrew C. Genor
          Vice President and Chief Financial Officer


          PRECISION PARK PARTNERS, LLC


     By:  /s/ John G. Laramee
          ---------------------------------------------
          John G. Laramee
          Member